UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022 (February 28, 2022)

_______________________________________________

Vintage Wine Estates, Inc.

(Exact name of registrant as specified in its charter)

_______________________________________________________

Nevada	001-40016	87-1005902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (877) 289-9463

_______________________________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On March 2, 2022, Vintage Wine Estates, Inc. (the “Company”) announced that the Company had appointed Kristina Johnston, age 44, as Chief Financial Officer of the Company, effective March 7, 2022.

Prior to joining the Company, Ms. Johnston was with Constellation Brands, Inc., a producer and marketer of beer, wine and spirits, for approximately 17 years, where she held a number of progressively challenging roles in finance and accounting, including her most recent position as Vice President – Finance Lead. Earlier in her career, she was with the accounting firms of Arthur Andersen and PricewaterhouseCoopers, where she served as auditor-in-charge of client accounts. Ms. Johnston earned her B.A. in Accounting and her M.B.A. from St. Bonaventure University.

As Chief Financial Officer of the Company, Ms. Johnston will receive a signing bonus of $30,000, an annual base salary of $320,000 and will be eligible to earn an annual bonus of up to 30% of her base salary. In connection with her appointment, Ms. Johnston will also receive a grant of 329,038 restricted stock units and a grant of stock options to purchase 658,076 shares of the Company’s common stock, in each case to vest in four equal annual installments beginning on the first anniversary of the grant date. In the event of Ms. Johnston’s termination of employment with the Company (other than for cause), she will be entitled to receive severance in the form of continuation of her then-current base salary for a period of two years following the termination date.

Appointment of Executive Vice President of Acquisition Integrations

In connection with the appointment of Ms. Johnston, Katherine DeVillers, the Company’s current Chief Financial Officer, was appointed as the Company’s Executive Vice President of Acquisition Integrations, also effective March 7, 2022.

Departure of Chief Operating Officer

On February 28, 2022, Russell G. Joy, Chief Operating Officer of the Company, departed from the Company to pursue other interests. In connection with his departure, the Company and Mr. Joy entered into a Separation Agreement and General Release (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Joy will (i) receive six months’ salary in the aggregate amount of $160,000 and (ii) forfeit 329,038 unvested restricted stock units and 658,076 unvested stock options. The Separation Agreement also provides for a general release by Mr. Joy of all claims against the Company.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Press Release

On March 2, 2022, the Company issued a press release announcing the foregoing management changes, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated March 2, 2022
10.1	Separation Agreement and General Release dated February 28, 2022, between the Company and Russell Joy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.
(Registrant)

Date:	March 4, 2022	/s/ Patrick Roney
Patrick Roney
Chief Executive Officer